Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because the Company customarily and actually treats such information as private or confidential and the omitted information is not material.

Exhibit 10.17

Google Inc. 1600 Amphitheatre Parkway Mountain View, California 94043	Order Form: Google Cloud Platform

CUSTOMER INFORMATION - REQUIRED

CUSTOMER (Enter Company’s Full Legal Name):		Planet Labs Inc.
	Corporate Contact Information:	Billing Contact Information: (Contact who will review the invoice if different from Corporate Contact)
Name:	Planet Labs Inc.	Accounts Payable
Address:	346 9th Street	346 9th Street
City, State, Zip:	San Francisco, CA 94103	San Francisco, CA 94103
Phone:	[*****]	[*****]
Billing Contact Email: [*****]
Email:	[*****]	Invoice Delivery Email: [*****]
(List email that should receive invoice, if different from Billing Contact Email)

ACCOUNT INFORMATION - REQUIRED

Technical Contact:	Purchase Order Required: Yes ☐ No ☒
(Contact will become initial billing administrator, and if support is purchased, initial Google for Work Support Center user) ***	If Yes, Purchase Order #:

• Name: Sean Herron
• Email: [*****]
• Phone:	Tax Exempt: Yes ☐ No ☒ (If Yes is checked, please provide certificate)
Customer Domain: planet.com
VAT or applicable tax # (Non-U.S. Customers only):
Google Account Email Address: [*****]
(associated with the Admin Console)

*** Additional billing administrators and Google for Work Support Center users can be added by the Technical Contact at a later time.

ORDER INFORMATION - REQUIRED

Product	Other Terms (if any)
Google Cloud Platform Services
Technical Support Services	☐ [*****] ☐ [*****] ☒ [*****] ☐ [*****]

ACCOUNT MANAGER TO COMPLETE THIS SECTION – REQUIRED

Account Manager: [*****]	Google Legal Customer ID (required): [*****]

Order Form Terms and Conditions

License Terms. This Order Form is subject to and incorporates by reference the Google Cloud Platform License Agreement attached to this Order Form and the pricing addendum (the “Pricing Addendum) attached hereto (collectively, the “Agreement”). All capitalized terms used in this Order Form have the meanings stated in the Agreement, unless stated otherwise.

By signing this Order Form, each party represents and warrants that: (a) it has read and understands the Agreement that is incorporated by reference to this Order Form and agrees to be bound by the terms of the Agreement, and (b) it has full power and authority to accept the Agreement and this Order Form.

This Order Form has been signed by the parties’ authorized representatives and is effective on the last signature date below (“Effective Date”).

Google Inc. (“Google”)			Customer (Planet Labs Inc.)

By:	/s/ Philipp Schindler		By:	/s/ David Oppenheimer
Print Name:	Philipp Schindler	2016.12.15	Print Name:	David Oppenheimer
Title:	Authorized Signatory	08:11:45 -08’00’	Title:	cfo
Date:			Date:	12/13/2016

Google Cloud Platform

LICENSE AGREEMENT

1.	Provision of the Services.

1.1.

Services Use. Google will provide the Services to Customer. Subject to this Agreement, during the Term, Customer may: (a) use the Services, (b) integrate the Services into any Application that has material value independent of the Services, and (c) use any Software provided by Google as part of the Services. Customer may not sublicense or transfer these rights except as permitted under the Assignment section of the Agreement.

1.2.	Admin Console. As part of receiving the Services, Customer will have access to the Admin Console, through which Customer may administer the Services.

1.3.	Facilities. All facilities used to store and process an Application and Customer Data will adhere to reasonable security standards [*****]

1.4.

Data Location. Customer may select where certain Customer Data will be stored (“Data Location Selection”), and Google will store it there in accordance with the Service Specific Terms. If a Data Location Selection is not covered by the Service Specific Terms (or a Data Location Selection is not made by Customer with respect to any Customer Data), Google may process and store the Customer Data anywhere Google or its agents maintain facilities which facilities meet the standards referred to in Section 1.3 above. By using the Services, Customer consents to this processing and storage of Customer Data. Under this Agreement, Google is merely a data processor.

1.5.

Accounts. Customer must have an Account and a Token (if applicable) to use the Services, and is responsible for the information it provides to create the Account, the security of the Token and its passwords for the Account, and for any use of its Account and the Token. If Customer becomes aware of any unauthorized use of its password, its Account or the Token, Customer will notify Google as promptly as possible. Google has no obligation to provide Customer multiple Tokens or Accounts.

1.6.

New Applications and Services. Google may: (a) make new applications, tools, features or functionality available from time to time through the Services and (b) add new services to the “Services” definition from time to time (by adding them at the URL in that definition), the use of which may be contingent upon Customer’s agreement to additional terms.

1.7.	Modifications.

1.7.1.

Changes to Services. Google may make commercially reasonable updates to the Services from time to time. If Google makes a material change to the Services, Google will inform Customer by either sending an email to the Notification Email Address or alerting Customer through the Admin Console.

1.7.2.

Changes to the URL Terms. Google may make commercially reasonable changes to the URL Terms from time to time. If Google makes a material change to the URL Terms, Google will inform Customer by either sending an email to the Notification Email Address or alerting Customer through the Admin Console. [*****]

1.7.3.	Discontinuance of Services. Subject to Section 1.7.4, Google may discontinue any Services or any portion or feature for any reason at any time without liability to Customer, [*****]

1.7.4.

Deprecation Policy. Google will notify Customer in writing if it intends to make a Significant Deprecation. Google will use commercially reasonable efforts to continue to provide the Services without a Significant Deprecation for at least [*****] after that notification, unless (as Google determines in its reasonable good faith judgment): (i) otherwise required by law or by contract (including if there is a change in applicable law or contract), or (ii) doing so could create a security risk or a substantial economic or technical burden. This policy is the “Deprecation Policy”

1.8.	Service Specific Terms. The Service Specific Terms are incorporated by this reference into the Agreement.

2.	Payment Terms.

2.1.

Usage and Invoicing. Customer will pay for all Fees due and owing hereunder based on: (a) Customer’s use of the Services; (b) any Reserved Units selected; (c) any Committed Purchases selected; and/or (d) any Package Purchases selected. Google will invoice Customer on a monthly basis in arrears for those Fees accrued at the end of each month unless otherwise stated at the URL designating the Fees for an applicable SKU. Google’s measurement of Customer’s use of the Services is final. Google has no obligation to provide multiple bills.

2.2.

Payment. All Fees are due [*****] days from the date of the invoice. Customer’s obligation to pay all Fees is non-cancellable. All payments due are in the currency stated in the invoice. Payments made by wire transfer must include the bank information provided by Google.

2.3.

Taxes. Customer is responsible for any Taxes, and Customer will pay Google for the Services without any reduction for taxes. If Google is obligated to collect or remit Taxes imposed on Customer, the Taxes will be invoiced to Customer, unless Customer provides Google with a timely and valid tax exemption certificate (or other documentation as required by the exemption) authorized by the appropriate taxing authority. In some jurisdictions, the sales tax is due on the total purchase price at the time of sale and must be invoiced and collected at the time of the sale.

2.4.

Invoice Disputes. If the parties determine that certain billing inaccuracies are attributable to Google, Google will not issue a corrected invoice, but will instead issue a credit memo specifying the incorrect amount in the affected invoice. If the disputed invoice has not yet been paid, Google will apply the credit memo amount to the disputed invoice and Customer will be responsible for paying the resulting net balance due on that invoice.

2.5.

Delinquent Payments. Undisputed delinquent payments may bear interest at the rate of [*****] per month (or the highest rate permitted by law, if less) from the payment due date until paid in full. Customer will be responsible for all reasonable expenses (include attorneys’ fees) incurred by Google in collecting such undisputed delinquent amounts except where such delinquent amounts are due to Google’s billing inaccuracies. If Customer is delinquent on payments for any Service, all of the Services may be suspended or terminated for breach under Section 9.2.

2.6. Purchase Orders.

2.6.1.

Required. If Customer requires a purchase order number on its invoice, Customer will inform Google and issue a purchase order to Google. If Customer requires a purchase order, and fails to provide the purchase order to Google, then Google will not be obligated to provide the Services until Google has received the purchase order. If Customer requires an updated purchase order to cover its actual usage under this Agreement, then Customer will provide an additional purchase order to Google. If Customer fails to provide an additional purchase order to cover its actual usage, then Customer waives any purchase order requirement and (i) Google will invoice Customer without a purchase order number; and (ii) Customer will pay invoices without a purchase order number referenced. Any terms and conditions on a purchase order do not apply to this Agreement and are null and void.

2.6.2.

Not Required. If Customer does not require a purchase order number to be included on the invoice, Customer must select “No” in the purchase order section of the Ordering Document. If Customer waives the purchase order requirement, then: (i) Google will invoice Customer without a purchase order; and (ii) Customer will pay invoices without a purchase order.

2.7.

Revising Fees. The Pricing Addendum sets forth the Fees due and owing for the Term of this Agreement. Unless otherwise stated in the Pricing Addendum or otherwise agreed in writing by the parties, then notwithstanding Section 1.7.2, Google may revise its Fees by informing Customer at least prior to the last day of the then current term [*****]

3.	Customer Obligations.

3.1.

Compliance. Customer is solely responsible for its Applications, Projects, and Customer Data and for making sure its Applications, Projects, and Customer Data comply with the AUP. Google reserves the right to review the Application, Project, and Customer Data for compliance with the AUP. Customer is responsible for ensuring that all Customer End Users comply with Customer’s obligations under the AUP, the Service Specific Terms, and the restrictions in Sections 3.3 and 3.5 below.

3.2.	Privacy. Customer will obtain and maintain any required consents necessary to permit the processing of Customer Data under this Agreement.

3.3.

Restrictions. Customer will not, and will not allow third parties under its control to: (a) copy, modify, create a derivative work of, reverse engineer, decompile, translate, disassemble, or otherwise attempt to extract any or all of the source code of the Services (subject to Section 3.4 below and except to the extent such restriction is expressly prohibited by applicable law); (b) use the Services for High Risk Activities; (c) sublicense, resell, or distribute any or all of the Services separate from any integrated Application; (d) create multiple Applications, Accounts, or Projects to simulate or act as a single Application, Account, or Project (respectively) or otherwise access the Services in a manner intended to avoid incurring Fees; (e) unless otherwise stated in the Service Specific Terms, use the Services to operate or enable any telecommunications service or in connection with any Application that allows Customer End Users to place calls or to receive calls from any public switched telephone network; or (f) process or store any Customer Data that is subject to the International Traffic in Arms Regulations maintained by the Department of State; or (g) use the Services on behalf of or for the benefit of any entity or person who is prohibited from using the Services by United States laws or regulations. Unless otherwise specified in writing by Google, Google does not intend uses of the Services to create obligations under HIPAA, and makes no representations that the Services satisfy HIPAA requirements. If Customer is (or becomes) a Covered Entity or Business Associate, as defined in HIPAA, Customer will not use the Services for any purpose or in any manner involving Protected Health Information (as defined in HIPAA) unless Customer has received prior written consent to such use from Google.

3.4.	Software. Certain components of the Software (including open source software) may be subject to separate license agreements, which Google will provide to Customer along with such components.

3.5.

Documentation. Google may provide Documentation for Customer’s use of the Services. The Documentation may specify restrictions (e.g. attribution or HTML restrictions) on how the Applications may be built or the Services may be used, and Customer will comply with any such restrictions specified.

3.6.

DMCA Policy. Google provides information to help copyright holders manage their intellectual property online, but Google cannot determine whether something is being used legally or not without their input. Google responds to notices of alleged copyright infringement and terminates accounts of repeat infringers according to the process set out in the U.S. Digital Millennium Copyright Act. If Customer thinks somebody is violating Customer’s or Customer End Users’ copyrights and wants to notify Google, Customer can find information about submitting notices, and Google’s policy about responding to notices at http://www.google.com/dmca.html.

4.	Suspension and Removals.

4.1.

Suspension/Removals. If Customer becomes aware that any Application, Project, or Customer Data violates the AUP, Customer will promptly suspend the Application or Project and/or remove the relevant Customer Data (as applicable). If Customer fails to suspend or remove as noted in the prior sentence, Google may specifically request that Customer do so. If Customer fails to comply with Google’s request to do so within [*****] then Google may disable the Project or Application, and/or disable the Account (as may be applicable) until such violation is corrected.

4.2.

Emergency Security Issues. Despite the foregoing, if there is an Emergency Security Issue, then Google may automatically suspend the offending Application, Project, and/or Account. Suspension will be to the minimum extent required, and of the minimum duration, to prevent or resolve the Emergency Security Issue. If Google suspends an Application, Project, or the Account, for any reason, without prior notice to Customer, at Customer’s request, Google will provide Customer the reason for the suspension as soon as reasonably possible, but no later than [*****] and will use reasonable efforts to lift the suspension within [*****] of resolution of the Emergency Security Issue.

5.	Intellectual Property Rights; Use of Customer Data; Feedback.

5.1.

Intellectual Property Rights. Except as expressly stated in this Agreement, this Agreement does not grant either party any rights, implied or otherwise, to the other’s content or any of the other’s intellectual property. As between the parties, Customer owns all Intellectual Property Rights in Customer Data and the Application or Project (if applicable), and Google owns all Intellectual Property Rights in the Services and Software.

5.2.	Use of Customer Data. Google will not access or use Customer Data, except as necessary to provide the Services to Customer.

5.3.

Customer Feedback. If Customer provides Google Feedback about the Services, then Google may use that information without obligation to Customer, and Customer hereby irrevocably assigns to Google all right, title, and interest in that Feedback.

6.	Technical Support Services

6.1.	By Customer. Customer is responsible for technical support of its Applications and Projects.

6.2.	By Google. Subject to payment of applicable support Fees, Google will provide TSS to Customer during the Term in accordance with the TSS Guidelines.

7.	Delivery. The Services will not be made available until Google receives a complete and duly executed Ordering Document.

8.	Confidential Information.

8.1.

Obligations. Subject to Section 8.2 (Disclosure of Confidential Information), the recipient will not disclose the discloser’s Confidential Information, except to employees, Affiliates, agents or professional advisors (“Delegates”) who need to know it and who have a legal obligation to keep it confidential. The recipient will use the Confidential Information only to exercise rights and fulfill obligations under this Agreement, while using reasonable care. The recipient will ensure that its Delegates are also subject to the same non-disclosure and use obligations.

8.2.	Disclosure of Confidential Information.

8.2.1.

General. Subject to Section 8.2.2 and notwithstanding any provision to the contrary in this Agreement, the recipient may disclose the discloser’s Confidential Information (i) in accordance with a Legal Process or (ii) with the discloser’s written consent.

8.2.2.

Notification. Before the recipient discloses the discloser’s Confidential Information in accordance with a Legal Process, the recipient will use commercially reasonable efforts to promptly notify the discloser. Google will give notice to Customer using the Notification Email Address and Customer will use the notification process set forth in Section 16. The recipient does not need to provide notice before disclosure if the recipient is informed that (i) it is legally prohibited from giving notice or (ii) the Legal Process relates to exceptional circumstances involving danger of death or serious physical injury to any person.

8.2.3.

Opposition. Recipient will comply with the other party’s reasonable requests opposing disclosure of its Confidential Information. provided that the other party (and not the Recipient) shall pay all costs and fees associated with any legal action and all other third party costs and fees associated herewith.

9.	Term and Termination.

9.1.	Term. Subject to Customer’s payment of Fees, the rights granted by Google in this Agreement will continue for the Term, unless terminated earlier in accordance with this Agreement.

9.1.1.

Auto Renewal. At the end of the Initial Term, unless otherwise stated in the Pricing Addendum, the Agreement will automatically renew for consecutive renewal terms of [*****] (each a “Renewal Term”), unless either party provides the other party written notice of its decision not to renew at least [*****] before the end of the then-current Term.

9.2.

Termination for Breach. Either party may terminate this Agreement for breach if: (a) the other party is in material breach of the Agreement and fails to cure that breach within [*****] after receipt of written notice thereof by the non-breaching party; (b) the other party ceases its business operations or becomes subject to insolvency proceedings and is unable to perform hereunder as a result thereof, and the proceedings are not dismissed within [*****] or (c) the other party is in material breach of this Agreement more than two times notwithstanding any cure of such breaches. In addition, Google may terminate any, all, or any portion of the Services or Projects if Customer meets any of the conditions in Section 9.2(a), (b), and/or (c).

9.3.

Termination for Inactivity. Google reserves the right to terminate the Services for inactivity, if, for a period exceeding [*****] (a) Customer has failed to access the Admin Console; (b) a Project has no active virtual machine or storage resources or an Application has not served any requests; and (c) no invoices are being generated.

9.4.	Ceasing Services Use. Customer may stop using the Services at any time.

9.5.

Effect of Termination. If the Agreement expires or is terminated, then: (a) the rights granted by one party to the other will immediately cease [*****] (b) except as otherwise referred to herein or in the Addendum, including but not limited to Section 3 of the Addendum, all undisputed Fees owed by Customer to Google are due upon receipt of the final invoice in accordance with the payment terms set forth in Section 2.2 above (c) Customer will delete the Software, any Application, Instance, Project, and any Customer Data; and (d) upon written request by a party, each party will use commercially reasonable efforts to return or destroy all Confidential Information of the other party.

10.

Publicity. In connection with Customer’s use of the Services, (a) Customer may state publicly that it is a Google customer and display Google Brand Features consistent with the Trademark Guidelines and (b) Google may (i) orally state that Customer is a Google customer and (ii) include Customer’s name or Customer Brand Features in a list of Google customers in Google’s online or offline promotional materials. Neither party needs approval if it is repeating a public statement that is substantially similar to a previously approved public statement. Any use of a party’s Brand Features will inure to the benefit of the party holding Intellectual Property Rights to those Brand Features. A party may revoke the other party’s right to use its Brand Features under this Section with written notice to the other party and a reasonable period to stop the use.

11.

Representations and Warranties. Each party represents and warrants that: (a) it has full power and authority to enter into the Agreement; and (b) it will comply with all laws and regulations applicable to its provision, or use, of the Services, as applicable. [*****]

12.

Disclaimer. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, GOOGLE AND ITS SUPPLIERS DO NOT MAKE ANY OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE AND NONINFRINGEMENT. GOOGLE AND ITS SUPPLIERS ARE NOT RESPONSIBLE OR LIABLE FOR THE DELETION OF OR FAILURE TO STORE ANY CUSTOMER DATA AND OTHER COMMUNICATIONS MAINTAINED OR TRANSMITTED THROUGH USE OF THE SERVICES. CUSTOMER IS SOLELY RESPONSIBLE FOR SECURING AND BACKING UP ITS APPLICATION, PROJECT, AND CUSTOMER DATA. NEITHER GOOGLE, NOR ITS SUPPLIERS, WARRANTS THAT THE OPERATION OF THE SOFTWARE OR THE SERVICES WILL BE ERROR-FREE OR UNINTERRUPTED. NEITHER THE SOFTWARE NOR THE SERVICES ARE DESIGNED, MANUFACTURED, OR INTENDED FOR HIGH RISK ACTIVITIES.

13.	Limitation of Liability.

13.1.

LIMITATIONS. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND SUBJECT TO SECTION 13.2 (EXCEPTIONS TO LIMITATIONS), NEITHER PARTY HAS ANY LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT FOR: (I) THE OTHER PARTY’S LOST REVENUES; (II) INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES (WHETHER OR NOT FORESEEABLE OR CONTEMPLATED BY THE PARTIES AT THE EFFECTIVE DATE); OR (III) EXEMPLARY OR PUNITIVE DAMAGES. EACH PARTY’S TOTAL AGGREGATE LIABILITY FOR DIRECT DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS LIMITED TO THE AMOUNT PAID BY CUSTOMER DURING THE [*****] BEFORE THE EVENT GIVING RISE TO LIABILITY.

13.2.

EXCEPTIONS TO LIMITATIONS. NOTHING IN THIS AGREEMENT EXCLUDES OR LIMITS EITHER PARTY’S LIABILITY FOR: (A) DEATH OR PERSONAL INJURY RESULTING FROM ITS NEGLIGENCE OR THE NEGLIGENCE OF ITS EMPLOYEES OR AGENTS; (B) FRAUD OR FRAUDULENT MISREPRESENTATION; (C) OBLIGATIONS UNDER SECTION 14 (DEFENSE AND INDEMNITY); (D) INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS; (E) CUSTOMER’S PAYMENT OBLIGATIONS; [*****] OR (G) MATTERS FOR WHICH LIABILITY CANNOT BE EXCLUDED OR LIMITED UNDER APPLICABLE LAW.

14.	Defense and Indemnity.

14.1.

Customer Indemnification Obligations. Subject to Section 14.4 (Conditions), Customer will defend Google and its Affiliates (“Google Indemnified Parties”) and indemnify them against Indemnified Liabilities in any Third-Party Legal Proceeding to the extent arising solely from an allegation that : (a) any Application, Project, Instance, Customer Data, or Customer Brand Features infringes or misappropriates the third party’s Intellectual Property Rights; or (b) Customer’s use of the Services in violation of the AUP, or (c) Customer’s breach of Section 3.3.(b), 3.3.(e), or 3.3.(f) of the Agreement or Section 15 of the Service Specific Terms.

14.2.

Google’s Indemnification Obligations. Subject to Section 14.4 (Conditions), Google will defend Customer and its Affiliates participating under this Agreement (“Customer Indemnified Parties”) and indemnify them against Indemnified Liabilities in any Third-Party Legal Proceeding to the extent arising solely from an Allegation that Customer’s Indemnified Parties’ use in accordance with this Agreement of (a) Google’s technology used to provide the Services (excluding any open source software); or (b) any Google Brand Feature infringes the third party’s Intellectual Property Rights.

14.3.	Exclusions. This Section 14 will not apply to the extent the underlying Allegation arises from:

14.3.1.	the indemnified party’s breach of this Agreement;

14.3.2.	modifications to the indemnifying party’s technology or Brand Features by anyone other than the indemnifying party;

14.3.3.	combination of the indemnifying party’s technology or Brand Features with materials not provided by the indemnifying party;

14.3.4.	modifications to the indemnifying party’s Application, Project, Instance, or Customer Data by the indemnified party; or

14.3.5.	combination by the indemnified party of the indemnifying party’s Application, Project, Instance, or Customer Data with materials not provided by the indemnifying party.

14.4.	Conditions. Sections 14.1 and 14.2 will apply only to the extent:

14.4.1.

The indemnified party has promptly notified the indemnifying party in writing of any Allegation(s) that preceded the Third-Party Legal Proceeding and cooperates reasonably with the indemnifying party to resolve the Allegation(s) and Third-Party Legal Proceeding. If breach of this Section 14.4.1 prejudices the defense of the Third-Party Legal Proceeding, the indemnifying party’s obligations under Section 14.1 or 14.2 (as applicable) will not be relieved but will be reduced in proportion to the prejudice.

14.4.2.

The indemnified party tenders sole control of the indemnified portion of the Third-Party Legal Proceeding to the indemnifying party, subject to the following: (i) the indemnified party may appoint its own non-controlling counsel, at its own expense; and (ii) any settlement requiring the indemnified party to admit liability, pay money, or take (or refrain from taking) any action, will require the indemnified party’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.

14.5.	Remedies.

14.5.1.

If Google reasonably believes the Services might infringe a third party’s Intellectual Property Rights, then Google may, at its sole option and expense: (i) procure the right for Customer to continue using the Services; (ii) modify the Services to make them non-infringing without materially reducing their functionality; or (iii) replace the Services with a non-infringing, functionally equivalent alternative.

14.5.2.	If Google does not believe the remedies in Section 14.5.1 are commercially reasonable, then Google may suspend or terminate Customer’s use of the impacted Services [*****]

14.6.

Sole Rights and Obligations. Without affecting either party’s termination rights, this Section 14 states the parties’ only rights and obligations under this Agreement for any third party’s Intellectual Property Rights Allegations and Third-Party Legal Proceedings.

15.

U.S. Federal Agency Users. The Services were developed solely at private expense and are commercial computer software and related documentation within the meaning of the applicable Federal Acquisition Regulations and their agency supplements.

16.	Miscellaneous.

16.1.

Notices. Google may provide any notice to Customer under this Agreement by: (a) sending an email to the Notification Email Address or by (b) posting a notice in the Admin Console. Customer may provide notice under this Agreement by sending an email to Google legal department at [*****] Notice will be treated as received when the email is sent, whether or not the other party has received the email or when notice is posted in the Admin Console.

16.2.

Assignment. Neither party may assign any part of this Agreement without the written consent of the other, except to an Affiliate where: (a) the assignee has agreed in writing to be bound by the terms of this Agreement; (b) the assigning party remains liable for obligations under the Agreement if the assignee defaults on them; and (c) the assigning party has notified the other party of the assignment. Any other attempt to assign is void.

16.3.

Change of Control. If a party experiences a change of Control (for example, through a stock purchase or sale, merger, or other form of corporate transaction): (a) that party will give written notice to the other party within 30 days after the change of Control; and (b) the other party may terminate this Agreement any time between the change of Control and 30 days after it receives that written notice.

16.4.	Force Majeure. Neither party will be liable for failure or delay in performance to the extent caused by circumstances beyond its reasonable control.

16.5.	No Agency. This Agreement does not create any agency, partnership or joint venture between the parties.

16.6.	No Waiver. Neither party will be treated as having waived any rights by not exercising (or delaying the exercise of) any rights under this Agreement.

16.7.	Severability. If any term (or part of a term) of this Agreement is invalid, illegal or unenforceable, the rest of the Agreement will remain in effect.

16.8.	No Third-Party Beneficiaries. This Agreement does not confer any benefits on any third party unless it expressly states that it does.

16.9.	Equitable Relief. Nothing in this Agreement will limit either party’s ability to seek equitable relief.

16.10.	Governing Law.

16.10.1.	For U.S. City, County, and State Government Entities. If Customer is a U.S. city, county or state government entity, then the Agreement will be silent regarding governing law and venue.

16.10.2.

For U.S. Federal Government Entities. If Customer is a U.S. federal government entity then the following applies: ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SERVICES WILL BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA, EXCLUDING ITS CONFLICT OF LAWS RULES. SOLELY TO THE EXTENT PERMITTED BY FEDERAL LAW: (I) THE LAWS OF THE STATE OF CALIFORNIA (EXCLUDING CALIFORNIA’S CONFLICT OF LAWS RULES) WILL APPLY IN THE ABSENCE OF APPLICABLE FEDERAL LAW; AND (II) FOR ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SERVICES, THE PARTIES CONSENT TO PERSONAL JURISDICTION IN, AND THE EXCLUSIVE VENUE OF, THE COURTS IN SANTA CLARA COUNTY, CALIFORNIA.

16.10.3.

For All Other Entities. If Customer is any entity not listed in Section 16.10.1 or 16.10.2 then the following applies: ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SERVICES WILL BE GOVERNED BY CALIFORNIA LAW, EXCLUDING THAT STATE’S CONFLICT OF LAWS RULES, AND WILL BE LITIGATED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF SANTA CLARA COUNTY, CALIFORNIA, USA; THE PARTIES CONSENT TO PERSONAL JURISDICTION IN THOSE COURTS.

16.11.	Amendments. Except as stated in Section 1.7.2, any amendment must be in writing, signed by both parties, and expressly state that it is amending this Agreement.

16.12.	Survival. The following Sections will survive expiration or termination of this Agreement: 5, 8, 9.5, 13, 14, and 16.

16.13.

Entire Agreement. This Agreement sets out all terms agreed between the parties and supersedes all other agreements between the parties relating to its subject matter. In entering into this Agreement, neither party has relied on, and neither party will have any right or remedy based on, any statement, representation or warranty (whether made negligently or innocently), except those expressly set out in this Agreement. The terms located at a URL referenced in this Agreement and the Documentation are incorporated by reference into the Agreement. After the Effective Date, Google may provide an updated URL in place of any URL in this Agreement.

16.14.

Conflicting Terms. If there is a conflict among the documents that make up this Agreement, the documents will control in the following order: the Ordering Document, the Pricing Addendum the Agreement, and the terms at any URL.

16.15.	Counterparts. The parties may execute this Agreement in counterparts, including facsimile, PDF, and other electronic copies, which taken together will constitute one instrument.

16.16.	Definitions.

“Account” means Customer’s Google Cloud Platform account.

“Admin Console” means the online console(s) and/or tool(s) provided by Google to Customer for administering the Services.

“Affiliate” means any entity that directly or indirectly Controls, is Controlled by, or is under common Control with a party.

“Allegation” means an unaffiliated third party’s allegation.

“Application(s) ” means any web or other application Customer creates using the Services, including any source code written by Customer to be used with the Services or hosted in an Instance.

“AUP” means the acceptable use policy for the Services at: cloud.google.com/terms/aup.

“Brand Features” means the trade names, trademarks, service marks, logos, domain names, and other distinctive brand features of each party, respectively, as secured by such party from time to time.

“Committed Purchase(s)” have the meaning in the Service Specific Terms.

“Confidential Information” means information that one party (or an Affiliate) discloses to the other party under this Agreement, and that is marked as confidential or would normally be considered confidential information under the circumstances. It does not include information that is independently developed by the recipient, is rightfully given to the recipient by a third party without confidentiality obligations, or becomes public through no fault of the recipient. Subject to the preceding sentence, Customer Data is considered Customer’s Confidential Information.

“Control” means control of greater than fifty percent of the voting rights or equity interests of a party.

“Customer Data” means content provided to Google by Customer (or at its direction) through the Services under the Account.

“Customer End Users” means the individuals Customer permits to use the Application.

“Documentation” means the Google documentation (as may be updated from time to time) in the form generally made available by Google to its customers for use with the Services, including the documentation for: (a) Google App Engine, at: https://cloud.google.com/appengine/; (b) Google Cloud SQL, at: https://cloud.google.com/cloud-sql/; (c) Google Cloud Storage, at: https://cloud.google.com/storage/; (d) Google Prediction API, at: https://cloud.google.com/prediction/; (e) Google BigQuery Service, at: https://cloud.google.com/bigquery/; (f) Google Compute Engine, at: https://cloud.google.com/compute/; (g) Google Translate API v2, at: https://cloud.google.com/translate/; (h) Google Cloud Datastore, at: https://cloud.google.com/datastore/; and (i) Google Cloud CDN at: https://cloud.google.com/cdn/.

“Emergency Security Issue” means either: (a) Customer’s or Customer End Users’ use of the Services in violation of the AUP, which could disrupt: (i) the Services; (ii) other customers’ or their customer end users’ use of the Services; or (iii) the Google network or servers used to provide the Services; or (b) unauthorized third party access to the Services.

“Feedback” means feedback or suggestions about the Services provided to Google by Customer.

“Fees” means the applicable fees for each Service and any applicable Taxes. The Fees for each Service are at: cloud.google.com/skus or are otherwise stated on the Ordering Document.

“High Risk Activities” means uses such as the operation of nuclear facilities, air traffic control, or life support systems, where the use or failure of the Services could lead to death, personal injury, or environmental damage.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 as it may be amended from time to time, and any regulations issued under it.

“Indemnified Liabilities” means any (a) settlement amounts approved by the indemnifying party; and (b) damages and costs finally awarded against the indemnified party and its Affiliates by a court of competent jurisdiction.

“Initial Term” means the period starting on the Effective Date and continuing for the period set forth in the Pricing Addendum, unless terminated earlier in accordance with this Agreement.

“Instance” means a virtual machine instance, configured and managed by Customer, which runs on the Services. Instances are more fully described in the Documentation.

“Intellectual Property Rights” means current and future worldwide rights under patent, copyright, trade secret, trademark, or moral rights laws, and other similar rights.

“Legal Process” means a data disclosure request made under law, governmental regulation, court order, subpoena, warrant, governmental regulatory or agency request, or other valid legal authority, legal procedure, or similar process.

“Liability” means any liability, whether under contract, tort, or otherwise, including for negligence.

“Notification Email Address” means the email address(es) designated by Customer in the Admin Console or the Order Form to receive certain notifications from Google. It is Customer’s responsibility to keep the Notification Email Address(es) valid and current.

“Ordering Document” means an order form signed by the parties that incorporates this Agreement.

“Package Purchase” has the meaning in the Service Specific Terms.

“Project” means a grouping of computing, storage, and API resources for Customer, through which Customer may use the Services. Projects are more fully described in the Documentation.

“Renewal Term” has the meaning in Section 9.1.1.

“Reserved Capacity Units” have the meaning in the Service Specific Terms.

“Reserved Unit Term” has the meaning in the Service Specific Terms.

“Reserved Units” have the meaning in the Service Specific Terms.

“Service Commencement Date” means the date on which Google provides Customer the Token for the first Service.

“Service Specific Terms” means the terms specific to one or more Services at: https://cloud.google.com/cloud/terms/service-terms.

“Services” means the services listed here: https://cloud.google.com/cloud/services (including any associated APIs) and TSS.

“Significant Deprecation” means to discontinue or to make backwards incompatible changes to the Services identified at https://cloud.google.com/cloud/terms/deprecation.

“SLA” means the Service Level Agreement applicable to: (a) Google App Engine at: https://cloud.google.com/appengine/sla; (b) Google Cloud SQL at: https://cloud.google.com/cloud-sql/sla; (c) Google Cloud Storage at: https://cloud.google.com/storage/sla; (d) Google Prediction API at: https://cloud.google.com/prediction/sla; (e) Google BigQuery Service at: https://cloud.google.com/bigquery/sla; (f) Google Compute Engine at: https://cloud.google.com/compute/sla; (g) VPN at: https://cloud.google.com/vpn/sla; (h) Google Cloud DNS at: https://cloud.google.com/dns/sla; (i) Google Cloud Datastore at: https://cloud.google.com/datastore/sla;and (j) Google Cloud CDN at: https://cloud.google.com/cdn/sla.

“Software” means any downloadable tools, software development kits or other such proprietary computer software provided by Google in connection with the Services, which may be downloaded by Customer, and any updates Google may make to such Software from time to time.

“Taxes” means any duties, customs fees, or taxes (other than Google’s income tax) including indirect taxes such as “goods and services tax” and “value-added tax” associated with the purchase of the Services, including any related penalties or interest.

“Term” means the Initial Term and all Renewal Terms.

“Third-Party Legal Proceeding ” means any formal legal proceeding filed by an unaffiliated third party before a court or government tribunal (including any appellate proceeding).

“Token” means an alphanumeric key that is uniquely associated with Customer’s Account.

“Trademark Guidelines” means Google’s Guidelines for Third Party Use of Google Brand Features, located at: http://www.google.com/permissions/guidelines.html.

“TSS” means the technical support service provided by Google to the administrators under the TSS Guidelines.

“TSS Guidelines” means Google’s technical support services guidelines then in effect for the Services. TSS Guidelines are at:

http://support.google.com/enterprise/terms (under Google Cloud Platform Services).

“URL Terms” means the following URL terms: AUP, Fees, SLA, Service Specific Terms, and TSS Guidelines.

Addendum

This Addendum (the “Addendum”) is incorporated by reference into the Google Cloud Platform License Agreement attached to this Addendum, between Google and the Customer (as applicable, the “Agreement”). Capitalized terms used but not defined in this Addendum have the meaning given to them in the Agreement. This Addendum will be effective from the Effective Date (the “Addendum Effective Date”).

1. Additional Definitions.

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“Discount Period” means the [*****] calendar [*****] immediately following the Addendum Effective Date.

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“Minimum Commitment Discounts” means the discounts set forth under the “Minimum Commitment” section below (if applicable).

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2. Minimum Commitment. Customer will pay Google at least [*****] in Fees during the Discount Period (“Minimum Commitment”) even if the Agreement has already expired or been terminated [*****] In return for this Minimum Commitment, starting within 5 business days after the Addendum Effective Date and continuing until the end of the Discount Period, the Customer will receive the Minimum Commitment Discounts below for the Services below:

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2.1 During the Discount Period, (i) the Fees for the Services in the table above are fixed relative to the published rates in effect on the Addendum Effective Date during any given billing cycle and (ii) the Minimum Commitment Discounts are discounts off of the rates in (i).

2.2 Transition to Then Current List Fees. At any time during the Discount Period, Customer may request (by notifying Google in writing) to be charged the then-current list price for all Services in any SKU group(s) going forward instead of receiving any Minimum Commitment Discounts for the selected SKU group(s). If Customer makes that request: (i) Google will make the corresponding change within [*****] business days, and (ii) Customer may not elect to receive any further Minimum Commitment Discounts for the selected SKU group(s) for the remainder of the Discount Period.

2.3 Minimum Commitment Discounts will apply to all eligible SKUs for each applicable Service.

2.4 [*****]

3. [*****]

4. Minimum Commitment True Up Payment. At the end of the Discount Period or on the effective date of any earlier termination of the Agreement [*****] if Customer has not satisfied its Minimum Commitment, Google will invoice Customer for the difference between the Minimum Commitment and the Fees Customer paid Google for its use of the Services during the Discount Period, each in accordance with Section 2 of the Agreement (“Payment Terms”) (the “True Up Payment”). [*****]

5. [*****]

6. [*****]

7. Local Currency. When charging in local currency, Google will convert the prices in this Addendum into applicable local currency according to the conversion rates published by leading financial institutions from time to time.